UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2003

PRIME HOSPITALITY CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-6869	22-2640625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Route 46 East Fairfield, New Jersey (Address of principal executive offices)	07004 (Zip Code)

(973) 882-1010

(Registrant’s telephone number, including area code)

Item 7.    Financial Statement and Exhibits.

(c)   Exhibits:

The following exhibit is filed herewith:

99.1	Press Release dated July 31, 2003 regarding the second quarter 2003 earnings of Prime Hospitality Corp.

Item 12.    Results of Operations and Financial Condition.

On July 31, 2003, Prime Hospitality Corp. (the “Company”) reported second quarter 2003 earnings. For additional information regarding the Company’s second quarter 2003 earnings, please refer to the press release attached to this report as Exhibit 99.1 (the “Press Release”), which Press Release is incorporated by reference herein.

At 9:30 a.m. EDT on July 31, 2003, executives of the Company will host a conference call to speak to the public, as well as various members of the financial and investment community, regarding the Company’s second quarter 2003 results.

The Company provides as additional information relating to its operating results certain non-GAAP financial measures. In particular, the Company provides information relating to EBITDA, which is a financial measure that represents earnings before extraordinary items, interest expense, provision for income taxes and depreciation and amortization and excludes interest income on cash investments and other income. EBITDA is a not a measure of financial performance under GAAP and should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. The management of the Company believes that the presentation of such non-GAAP measures provides additional insight for investors into the operating results and business trends of the Company. The Company also uses these or similar non-GAAP financial measures (i) in its strategic planning for the Company and (ii) in evaluating the results of operations of the Company.

The information in the Press Release is being furnished, not filed, pursuant to this Item 12. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIME HOSPITALITY CORP.

By:	/S/ RICHARD T. SZYMANSKI
Name: Richard T. Szymanski Title: Vice President, Finance

Date:  July 31, 2003

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release issued July 31, 2003 regarding the Company’s second quarter 2003 earnings.

4